UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
May 2, 2007
(Date of earliest event reported)

Potash Corporation of Saskatchewan Inc.
(Exact name of registrant as specified in its charter)

Canada	1-1035	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
122 – 1st Avenue South
Saskatoon, Saskatchewan, Canada S7K 7G3
(Address of principal executive offices, including zip code)
306 / 933-8500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events
          On May 2, 2007, Potash Corporation of Saskatchewan Inc. (the “Corporation”) announced that its Board of Directors has declared a three-for-one stock split (the “Stock Split”) of the Corporation’s outstanding common shares. The three-for-one stock split will take the form of a stock dividend, which will be payable on May 29, 2007 to common shareholders of record at the close of business on May 22, 2007. A copy of the Corporation’s news release announcing the stock split is attached hereto as Exhibit 99.1.
          Pursuant to Rule 416(b) of the Securities Act of 1933, as amended (the “Securities Act”), the Corporation’s Registration Statements on Form S-8 (File Nos. 33-37855, 333-19215, 333-53531, 333-75742, 333-75744, 333-113945, 333-124677) are hereby amended to provide that the number of common shares registered thereunder are deemed to cover an indeterminate number of additional common shares that may result from subdivisions, consolidations or reclassifications of the Corporation’s common shares, the payment of share dividends by the Corporation, or other relevant changes in the capital of the Corporation, including the Stock Split.
Item 9.01     Financial Statements and Exhibits

Exhibit Number	Exhibit Description

99.1	News release, dated May 2, 2007, issued by Potash Corporation of Saskatchewan Inc.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POTASH CORPORATION OF SASKATCHEWAN INC.
By:	/s/ Joseph Podwika
	Name:	Joseph Podwika
	Title:	Senior Vice President, General Counsel and Secretary

Dated: May 2, 2007

Index to Exhibits

Exhibit Number	Exhibit Description

99.1	News release, dated May 2, 2007, issued by Potash Corporation of Saskatchewan Inc.